Exhibit 10.7

AMENDED AND RESTATED
INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement, dated as of [•] (this “Agreement”), is made by and between United Natural Foods, Inc., a Delaware corporation (the “Company”), and (“Indemnitee”).

RECITALS

A.            In light of the responsibilities vested in directors and officers of a Delaware corporation, it is critically important to the Company and its stockholders that the Company be able to attract and retain highly experienced and reputable persons to serve as directors and officers of the Company.

B.            In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Delaware law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

C.            The Delaware courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, and (2) encouraging capable women and men to serve as corporate directors and officers.

D.            Indemnitee is, or will be, a director or officer of the Company and his or her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Delaware, and upon the other undertakings set forth in this Agreement.

E.             Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service or continued service as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

F.              In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that this Agreement not diminish or abrogate any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”) or the Company’s directors’ and officers’ liability insurance policies, and that the provisions of this Agreement be construed liberally, subject to their express terms, in order to maximize the protections to be provided to Indemnitee hereunder.

G.            This Amended and Restated Indemnification Agreement replaces and supersedes the previous Indemnification Agreement between the Company and Indemnitee, dated [•] in its entirety and any other such prior indemnity agreement (“Prior Agreement(s)”).  All such prior agreements are hereby terminated, and of no further force and effect.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)                                 “Change in Control” means the occurrence of one or more of the following events:

(i)                                     any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its Controlled Affiliates, or any employee benefit plan of the Company or any of its Controlled Affiliates) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 60% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

(iii)                               the purchase of 30% or more of the combined voting power of the Company’s then outstanding securities pursuant to any tender or exchange offer made by any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its Controlled Affiliates, or any employee benefit plan of the Company or any of its Controlled Affiliates.

(b)                                 “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation, whether made, instituted or conducted, by the Company or any other Person, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.  For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on or after the date hereof.

(c)                                  “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 15 per cent or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

(d)                                 “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(f)                                   “Excluded Person” means (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any Holding Company, (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company, or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

(g)                                  “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses (including but not limited to court costs, transcript costs, costs of travel, duplicating and imaging costs, printing and binding costs, telephone charges, facsimile transmission charges, computerized legal research, postage and courier costs, fees and expenses of third-party vendors, and the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, costs bonds, appraisal bonds or their equivalents)) paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

(h)                                 “Holding Company” means an entity that becomes a holding company for the Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding Voting Securities of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of the Company.

(i)                                     “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director or officer of the Company or, at the request of the Company, as a director, officer, employee, member, manager, fiduciary, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other organization or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity as a director or officer of the Company or, at the request of the Company, as a director, officer, employee, member, manager, trustee, fiduciary or agent of any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director or officer of the Company or, at the request of the Company, as a current or former director, officer, employee, member, manager, trustee, fiduciary or agent of any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.  In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served as a director or officer of the Company or, at the request of the Company, as a director, officer, employee, member, manager, agent, trustee or other fiduciary of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee or other fiduciary of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (C) the Company or a Controlled Affiliate (by action of the Board, any committee thereof or the Company’s Chief Executive Officer (other than as the Chief Executive Officer himself or herself)) caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(j)                                    “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, however, that Indemnifiable Losses shall not include Losses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which Indemnitee shall have been adjudged liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such Indemnifiable Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper.

(k)                                 “Indemnification Eligibility Requirement” means that, in accordance with Section 145(a) or (b) of the Delaware General Corporation Law, the Indemnitee shall not be eligible for indemnification against Indemnifiable Losses relating to, arising out of or resulting from an Indemnifiable Claim, unless (i) the Indemnitee has acted in good faith and with a reasonable belief that his or her action was in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that Indemnitee had no reasonable cause to believe that his or her conduct was unlawful, or (ii) the Indemnitee meets any other applicable standard of conduct that may hereafter be substituted under Section 145(a) or (b) of the Delaware General Corporation Law or any successor to such provision(s).

(l)                                     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any subsidiary of the Company) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)                             “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid or payable in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(n)                                 “Person” means any individual or entity, including any two or more Persons deemed to be one “person” as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(o)                                 “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the Voting Securities of such entity.

(p)                                 “Voting Securities” means securities of a Person entitling the holder thereof to vote in the election of the members of the board of directors of such person or such governing body of such Person performing a similar principal governing function with respect to such Person.

2.                                      Indemnification Obligation.  Subject to Section 7 and to the proviso in this Section, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, (i) except as provided in Sections 4 and 21 or in connection with such Indemnitee’s rights with respect to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or authorized the proceeding in connection with such Claim; and (ii) Indemnitee shall not be entitled to indemnification pursuant to this Agreement on any Claim determined by final judgment or other final adjudication to be a violation of federal or state securities laws if such indemnification is by final judgment or other final adjudication determined to be not permitted under then-applicable law; and, provided further, that the Company shall not be obligated to (x) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale of securities of the Company in violation of Section 16(b) of the Exchange Act, and (y) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including but not limited to any such reimbursement under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company or the payment of the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).  The Company acknowledges that the foregoing obligation may be substantially broader than that now provided by applicable law and the Company’s Constituent Documents and intends that it be interpreted consistently with this Section and the recitals to this Agreement.

3.                                      Advancement of Expenses.  Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee and as to which Indemnitee’s counsel provides supporting documentation.  Without limiting the generality or effect of any other provision hereof, Indemnitee’s right to such advancement is not subject to the satisfaction of any Indemnification Eligibility Requirement.  Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee that is accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim.  In connection with any such payment, advancement or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 7, that Indemnitee is not entitled to indemnification hereunder.

4.                                      Indemnification for Additional Expenses.  Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5.                                      Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.                                      Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss.  If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies.  The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and, upon Indemnitee’s request, copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery thereof by the Company.  The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

7.                                      Determination of Right to Indemnification.

(a)                                 To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Indemnification Eligibility Requirement Determination (as defined in Section 7(b)) shall be required.

(b)                                 To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied the applicable Indemnification Eligibility Requirement (an “Indemnification Eligibility Requirement Determination”) shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Indemnification Eligibility Requirement Determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, even if less than a quorum or (C) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Indemnification Eligibility Requirement Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.  Indemnitee shall cooperate with reasonable requests of the individual or firm making such Indemnification Eligibility Requirement Determination, including providing to such Person documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination without incurring any unreimbursed cost in connection therewith.  The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the Person making such Indemnification Eligibility Requirement Determination.

(c)                                  The Company shall use its reasonable efforts to cause any Indemnification Eligibility Requirement Determination required under Section 7(b) to be made as promptly as practicable.  If (i) the Person empowered or selected under Section 7 to make the Indemnification Eligibility Requirement Determination shall not have made a determination within 30 calendar days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the final selection of an Independent Counsel, if the Indemnification Eligibility Requirement Determination is to be made by Independent Counsel, in accordance with Section 7(b), and (ii) Indemnitee shall have fulfilled his or her obligations set forth in the second sentence of Section 7(b), then Indemnitee shall be deemed to have satisfied the applicable Indemnification Eligibility Requirement; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the Person making such determination in good faith requires such additional time for the obtaining or evaluation of documentation and/or information relating thereto.

(d)                                 If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) or (c) to have satisfied the applicable Indemnification Eligibility Requirement, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.  Nothing herein is intended to mean or imply that the Company is intending to use Section 145(f) of the Delaware General Corporation Law to dispense with a requirement that Indemnitee meet the applicable standard of conduct where it is otherwise required by such statute.

(e)                                  If an Indemnification Eligibility Requirement Determination is to be made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected in accordance with Section 7(b)(i), and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected.  If an Indemnification Eligibility Requirement Determination is to be made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected in accordance with Section 7(b)(ii), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(l), and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the Person so selected shall act as Independent Counsel.  If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice.  If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections.  If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(e) to make the Indemnification Eligibility Requirement Determination shall have been selected within 30 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 7(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel.  In all events, the Company shall pay all of the actual and reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(b).

8.                                      Presumption of Entitlement.  Notwithstanding any other provision hereof, in making any Indemnification Eligibility Requirement Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable Indemnification Eligibility Requirement, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.  Any Indemnification Eligibility Requirement Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware.  No determination by the Company (including by its Disinterested Directors, a committee thereof or any Independent Counsel) that Indemnitee has not satisfied any applicable Indemnification Eligibility Requirement shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable Indemnification Eligibility Requirement.

9.                                      No Other Presumption.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable Indemnification Eligibility Requirement or that indemnification hereunder is otherwise not permitted.

10.                               Non-Exclusivity.  The rights of Indemnitee hereunder will be in addition to, and shall not diminish or abrogate, any other rights Indemnitee may have under any Other Indemnity Provisions ; provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will without further action be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. In the event that the Company adopts any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision, then notwithstanding such amendments, the Indemnitee will without further action be deemed to have the rights to indemnification that existed immediately prior to the adoption of such amendment and such amendments shall not be effective against Indemnitee.

11.                               Liability Insurance and Funding.  For the duration of Indemnitee’s service as a director and/or officer of the Company and for not less than five years thereafter, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for Indemnitee that is at least as favorable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.  Upon request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.  In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.  Notwithstanding the foregoing, (i) the Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (ii) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than 3.0 times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

12.                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(i).  Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

13.                               No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise already actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(i)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

14.                               Defense of Claims.  Subject to the provisions of applicable policies of directors’ and officers’ liability insurance, the Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Claim has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim for all indemnitees in Indemnitee’s circumstances) at the Company’s expense.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim.  Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

15.                               Contribution.  To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, subject to the proviso below, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Indemnifiable Losses in such proportion as is deemed fair and reasonable in light of the circumstances of such Indemnifiable Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee and/or loss suffered by the Indemnitee, as the case may be, as a result of the events or transactions giving rise to such action, suit or other proceeding; (ii) the relative fault of the Company (and its officers, directors, employees and agents) and Indemnitee in connection with such events or transactions; and (iii) any other relevant equitable considerations, including any losses of the Indemnitee, in connection with such events or transactions; provided, that, (x) Indemnitee has met the Indemnification Eligibility Requirement in accordance with Section 7 and (y) (i) except as provided in Sections 4 and 21 or in connection with such Indemnitee’s rights with respect to a Change in Control, the Indemnifiable Losses are not associated with a Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or authorized the proceeding in connection with such Claim.

16.                               Successors, Binding Agreement and Survival.

(a)                                 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)                                 This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)                                  This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b).  Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

(d)                                 For the avoidance of doubt, this Agreement shall survive and continue after any termination of Indemnitee’s service as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any Subsidiary or other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company.

(e)                                  [For employees: This Agreement is not, and shall not be deemed as, an employment agreement between the Company (or any of its Subsidiaries or affiliates) and Indemnitee.  Indemnitee specifically acknowledges that any employment with the Company or any of its Subsidiaries is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company or its Subsidiary.]

17.                               Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered or dispatched as a PDF by electronic transmission (with receipt confirmed), or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18.                               Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including without limitation objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 17 and also agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

19.                               Validity.  If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.  In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20.                               Miscellaneous.  No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

21.                               Legal Fees and Expenses.  It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  Accordingly, without limiting the generality or effect of any other provision hereof, if it should reasonably appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to improperly deny, or to improperly recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice (so long as such counsel is not then serving as counsel to the Company or any of its Subsidiaries), at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other Person affiliated with the Company, in any jurisdiction.  Without limiting the generality or effect of any other provision hereof or respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses actually and reasonably incurred by Indemnitee in connection with any of the foregoing.

22.                               Certain Interpretive Matters.  Unless the context of this Agreement otherwise requires, (1) “it” or “its” or words of any gender include each other gender, (2) words using the singular or plural number also include the plural or singular number, respectively, (3) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (4) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (5) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (6) the word “or” is disjunctive but not exclusive.  Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day.  As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

23.                               Entire Agreement.  This Agreement and the Constituent Documents constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.  Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect.

24.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

UNITED NATURAL FOODS, INC.

By:

Title:

By:

Title:

INDEMNITEE

By: